Exhibit 12.1

CERTIFICATIONS

I, Koji Sato, certify that:

1.

I have reviewed this annual report on Form 20-F, as previously amended by Amendment No. 1 and Amendment No. 2 on Form 20-F/A and as further amended by Amendment No. 3 on Form 20-F/A, of Toyota Motor Corporation (the “Company”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Date: February 6, 2024

/s/ Koji Sato
Koji Sato
Chief Executive Officer, Member of the Board of Directors Toyota Motor Corporation

CERTIFICATIONS

I, Yoichi Miyazaki, certify that:

1.

I have reviewed this annual report on Form 20-F, as previously amended by Amendment No. 1 and Amendment No. 2 on Form 20-F/A and as further amended by Amendment No. 3 on Form 20-F/A, of Toyota Motor Corporation (the “Company”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Date: February 6, 2024

/s/ Yoichi Miyazaki
Yoichi Miyazaki
Chief Financial Officer, Member of the Board of Directors Toyota Motor Corporation